Moody National REIT II, Inc. 8-K

Exhibit 99.1

Contact: Investor Relations

Phone: (713) 977-7500

Shares of Moody National REIT II Valued at $25.03

(Houston, TX, November 16, 2015) –Moody National REIT II, Inc. (“REIT II”) announced today the determination of an estimated value per share of REIT II’s common stock of $25.03 as of October 31, 2015.

“In an effort to provide transparency for investors, we elected to value our shares. We are pleased that the estimated value highlights the successful execution of our strategy to date,” said Brett Moody, CEO of REIT II.

About Moody National REIT II, Inc.

Moody National REIT II, Inc. is a publicly-registered, non-listed REIT that acquires select-service hotels in major markets across the United States. Moody National REIT II, Inc. is sponsored by Moody National REIT Sponsor, LLC, an affiliate of the Moody National Companies, a full-service commercial real estate company inclusive of mortgage, development, management, realty and title divisions. Founded in 1996, Moody National Companies has managed over $2 billion in commercial real estate.

This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Moody National REIT II, Inc.’s Registration Statement on Form S-11 and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY SECURITIES.